CONSENT OF INDEPENDENT AUDITORS'



     As independent auditor's, we hereby consent to the use of our report for Collection of Fine Properties, Inc. dated January 23, 1998 and to all references to our Firm included in or made part of this Registration Statement.

Morrison, Brown, Argiz and Company
Denver, Colorado
March 12, 1998